SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): June 3, 1998







                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Florida                      333-9943               59-3396369
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


                400 East South Street                          32801
                   Orlando, Florida                          (Zip Code)
       (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 422-1574


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Item 5.       Other Events.

                    At the annual meeting of stockholders of CNL American Realty Fund, Inc. (the "Company"), held on May 4, 1998, the stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation proposed by the Board of Directors to change the Company's name. Effective June 3, 1998, the Company changed its name to CNL Hospitality Properties, Inc. The Board of Directors believes that this will provide better name recognition of the Company in the context of its business.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                      CNL HOSPITALITY PROPERTIES, INC.


Dated:  June 8, 1998                  By: /s/ Robert A. Bourne
                                          ----------------------------
                                          ROBERT A. BOURNE, President


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